                                                                EXHIBIT (a)(11)

                           [LINDAL CEDAR HOMES LOGO]


                                JANUARY __, 2001

[NAME]
[ADDRESS]
[CITY, STATE, ZIP]

Re:     Employee Stock Options

Dear [NAME]:

Our records indicate that you have options covering that number of shares of common stock of Lindal Cedar Homes, Inc. (the "Company") which were previously issued to you and are listed on Appendix 1 hereto. In connection with the Company's self tender offer commenced December 20, 2000 (the "Tender Offer"), the Company's Board of Directors has authorized us to allow you to directly tender your options to us in exchange for payment by the Company in cash equal to the product of (x) the total number of shares subject to your stock options and (y) the excess of the $4.55 per share purchase price offered by the Company in the Tender Offer over the exercise price per share subject to such stock option, without any interest thereon and subject to applicable withholding taxes. The Company's offer to purchase your tendered options is subject to the same terms and conditions as are applicable to its offer to purchase shares of the Company's common stock in the Tender Offer. These terms and conditions are set forth in the Lindal Cedar Homes, Inc. Offer to Purchase for Cash all Outstanding Shares of its Common Stock, dated December 20, 2000 (the "Offer to Purchase").

We have provided the following disclosure materials pursuant to applicable securities regulations for your review and in order that you are fully informed concerning the current status of the Company for purposes of making your decision whether to tender your options:

        1.      Form S-8 Prospectus;

        2.      Form 10-K for fiscal year ended December 31, 1999;

        3.      Form 10-Q for quarter ended October 1, 2000;

        4.      Offer to Purchase, dated December 20, 2000.

You have until January 19, 2001, to tender your options. In order to tender your options, please provide the following to the Company prior to the expiration date of January 19, 2001:

        1.      Signed Stock Option Letter Agreement; and

        2. Signed copy of this letter acknowledging receipt of the disclosure materials and your desire to tender your options.

If you choose to tender your options and if the Company decides to complete the Tender Offer, the Company will have a check issued and sent to you upon receipt of the above items and at the time the other shareholders are paid in the Tender Offer and your tendered options will be cancelled. If the Company does not complete the Tender Offer, it will return your Option Letter Agreement to you. If you wish to withdrawal all or part of your tendered options, you must notify the Company in writing by January 19, 2001. Notices of withdrawal should be sent to the attention of Dennis Gregg.

If you have any questions concerning the disclosure materials or the tender, or if you would like to review a copy of any material incorporated by reference into the Form S-8 Prospectus, please contact Dennis Gregg at (206) 725-0900 extension 279.

                                Very truly yours,

                                LINDAL CEDAR HOMES, INC.

                                   APPENDIX 1
                        OPTIONS PREVIOUSLY ISSUED TO YOU

The undersigned option holder hereby acknowledges receipt of the disclosure materials provided herein and hereby tenders pursuant to the terms and conditions of this letter that number of options as are listed below.

By:
   --------------------------------------------
Name (please print):
                    ---------------------------


[NAME]
[ADDRESS]
[CITY, STATE, ZIP]


------------------- ---------------- -------------------- ------------------- -----------------------------
                                                                                  I HEREBY TENDER THE
                                                                                  FOLLOWING OPTIONS AS
                                                                                       INDICATED
------------------- ---------------- -------------------- ------------------- ---------------- ------------
  OPTION NUMBER     DATE OF OPTION    NUMBER OF OPTIONS   EXERCISE PRICE ($)      YES (Y)        NO (N)
------------------- ---------------- -------------------- ------------------- ---------------- ------------

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